EXHIBIT 5.1


                                     LOEWS
                                  CORPORATION
                              667 Madison Avenue
                          New York, N.Y.  10021-8087



                                                              September 16, 1997



Loews Corporation
667 Madison Avenue
New York, New York  10021-8087

Gentlemen:

          I am providing this opinion as General Counsel of Loews Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing on the date hereof of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), pursuant to Rule 462(b) under the Act, relating to the proposed issuance and sale by the Company from time to time of the following securities, having an aggregate maximum offering price not to exceed $150,000,000: (i) shares of the Company's common stock, par value $1.00 per share (the "Common Stock");
(ii) shares of the Company's preferred stock, par value $0.10 per share (the "Preferred Stock"), in one or more series to be designated; (iii) senior debt securities (the "Senior Debt Securities") proposed to be issued under the Indenture, dated as of March 1, 1986 (the "Senior Debt Indenture"), as supplemented by a first supplemental indenture, dated as of March 30, 1993
(the "First Senior Debt Indenture Supplement"), and by a second supplemental indenture (the "Second Senior Debt Indenture Supplement"), dated as of
February 18, 1997, between the Company and The Chase Manhattan Bank, as
Trustee (the "Trustee"); and (iv) subordinated debt securities (the "Subordinated Debt Securities") proposed to be issued under the Indenture, dated as of December 1, 1985 (the "Subordinated Debt Indenture"), as supplemented by a first supplemental indenture, dated as of February 18, 1997 (the "First Subordinated Debt Indenture Supplement"), and by a second supplemental indenture (the "Second Subordinated Debt Indenture Supplement"), dated as of February 18, 1997, between the Company and the Trustee. Each of the Senior Debt Indenture and the Subordinated Debt Indenture are sometimes referred to herein as an "Indenture"; each of the First Senior Debt Indenture Supplement, the First Subordinated Debt Indenture Supplement, the Second
Senior Debt Indenture Supplement and the Second Subordinated Debt Indenture Supplement are sometimes referred to herein as a "Supplement"; and references to an Indenture, the Senior Debt Indenture or the Subordinated Debt Indenture shall mean references to such indenture as supplemented by each Supplement thereto.
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Loews Corporation
September 16, 1997
Page 2


          In connection with the foregoing, I have examined the Company's Restated Certificate of Incorporation and By-laws, certain resolutions of the Company's Board of Directors and/or Executive Committee, the Registration Statement, the Indentures and the Supplements, in each case as of the date hereof. In addition, I have examined such other corporate records, agreements, certificates and other instruments as I have deemed relevant and necessary for the purpose of the opinions expressed herein and have made such other investigation as I have deemed appropriate. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as copies. As to any facts material to my opinion I have, when the relevant facts were not independently established, relied upon the aforesaid documents. In giving this opinion, I have assumed that each Indenture and each Supplement has been duly executed and delivered by, and constitutes the valid and binding obligation of, the Trustee.

          I am a member of the Bar of the State of New York and do not express any opinion as to any matters governed by any laws other than the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Senior Debt Indenture and each Supplement thereto have been duly authorized, executed and delivered by the Company and when (i) any Senior Debt Securities shall have been duly authorized in the manner required by the Senior Debt Indenture, (ii) the terms of such Senior Debt Securities shall have been duly established in the manner required by the Senior Debt Indenture, (iii) certificates for such Senior Debt Securities shall have been duly executed, issued and authenticated as provided in the Senior Debt Indenture and delivered in accordance with the Company's instructions and (iv) the Company shall have received the purchase price of, and any other consideration due for, such Senior Debt Securities, such Senior Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity).

          2. The Subordinated Debt Indenture and each Supplement thereto have each been duly authorized, executed and delivered by the Company and when (i) any Subordinated Debt Securities shall have been duly authorized in the manner required by the Subordinated Debt Indenture, (ii) the terms of such Subordinated Debt Securities shall have been duly established in the manner required by the Subordinated Debt Indenture, (iii) certificates for such Subordinated Debt Securities shall have been duly executed, issued and authenticated as provided in the Subordinated Debt Indenture and delivered in accordance with the Company's instructions and (iv) the Company shall have received the purchase price of, and any other consideration due for, such Subordinated Debt Securities, such Subordinated Debt Securities will constitute valid and binding obligations of the Company in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy,
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Loews Corporation
September 16, 1997
Page 3

reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity).

          3. The Preferred Stock has been duly authorized by the Company and when (i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law, (ii) a Certificate of Designations establishing the terms of any series of Preferred Stock shall have been duly executed and acknowledged by the Company and filed and recorded in accordance with the requirements of the Company's Restated Certificate of Incorporation and By-laws and applicable law, (iii) certificates for shares of such series of Preferred Stock shall have been duly executed, issued and delivered and (iv) the Company shall have received the purchase price of, and any other consideration due for, such shares of Preferred Stock, such shares of Preferred Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

          4.  The Common Stock has been duly authorized by the Company and when
(i) the Board of Directors of the Company (or its authorized Committee) shall have adopted resolutions in form and content sufficient under applicable law,
(ii) certificates for shares of such Common Stock shall have been duly executed, issued and delivered and (iii) the Company shall have received the purchase price of, and any other consideration due for, such shares of Common Stock, such shares of Common Stock will constitute duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company (assuming for purposes of this paragraph that the Company shall have a sufficient number of authorized and unissued shares).

          This opinion is rendered solely for your benefit in connection with the above-referenced transaction.

          In addition, I hereby consent to the filing of this opinion by the Company as an exhibit to the Registration Statement and to the reference to me and to this opinion in the prospectus or prospectus supplement contained in Registration Statement No. 333-22113 (the "Initial Registration Statement"), previously filed with the Commission on February 20, 1997 and declared effective on February 28, 1997, which Initial Registration Statement is incorporated by reference in the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the Act.



                                             Very truly yours,

                                             /s/ Barry Hirsch

                                             Barry Hirsch, Esq.
                                             Senior Vice President,
                                             Secretary and General Counsel